PGIM Investments LLC

655 Broad Street

Newark, New Jersey 07102

AST Investment Services, Inc.

One Corporate Drive

Shelton, Connecticut 06484

April 15, 2019

The Board of Trustees of Advanced Series Trust

655 Broad Street

Newark, New Jersey 07102

Re: Contractual Fee Waivers

PGIM Investments LLC and AST Investment Services, Inc. (collectively, the "Manager") hereby agree to cap expenses / reimburse certain expenses and/or waive a portion of their investment management fees as more particularly described and set forth for the Portfolios listed on Exhibit A hereto.

Very truly yours,

PGIM Investments LLC

By: /s/ Timothy S. Cronin Name: Timothy S. Cronin Title: Senior Vice President

AST Investment Services, Inc.

By:  /s/ Timothy S. Cronin

Name: Timothy S. Cronin
Title: President

Exhibit A

AST Academic Strategies Asset Allocation Portfolio: The Manager has contractually agreed to waive 0.007% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST Advanced Strategies Portfolio: The Manager has contractually agreed to waive 0.022% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

This contractual waiver of 0.022% is inclusive of the existing contractual waiver of 0.004% waiver that is set to expire on June 30, 2020.

AST AQR Large-Cap Portfolio:  The Manager has contractually agreed to waive 0.007% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST BlackRock Global Strategies Portfolio: The Manager has contractually agreed to waive 0.022% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST BlackRock/Loomis Sayles Bond Portfolio: The Manager has contractually agreed to waive 0.035% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST BlackRock Low Duration Bond Portfolio: The Manager has contractually agreed to waive 0.057% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST Bond Portfolio 2019

AST Bond Portfolio 2020

AST Bond Portfolio 2021

AST Bond Portfolio 2022

AST Bond Portfolio 2023

AST Bond Portfolio 2024 (each a “Bond Portfolio” and collectively, the “Bond Portfolios”):

With respect to each of the Bond Portfolios, the Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of each Bond Portfolio so that each Bond Portfolio's investment management fee plus other expenses (exclusive, in all cases of, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Bond Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.930% of each Bond Portfolio's average daily net assets through June 30, 2020. Expenses waived/reimbursed by the Manager may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. These arrangements may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST Clearbridge Dividend Growth Portfolio: The Manager has contractually agreed to waive 0.012% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST Global Real Estate Portfolio1: The Manager has contractually agreed to waive 0.051% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST Goldman Sachs Multi-Asset Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee equal to the management fee of any acquired fund managed or subadvised by Goldman Sachs Asset Management, L.P.

AST Fidelity Institutional AM® Quantitative Portfolio: The Manager has contractually agreed to waive 0.020% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST International Growth Portfolio: The Manager has contractually agreed to waive 0.020% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

This contractual waiver of 0.020% is inclusive of the existing contractual waiver of 0.009% waiver that is set to expire on June 30, 2020.

AST Investment Grade Bond Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio's investment management fee plus other expenses (exclusive, in all cases of, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.990% of the Portfolio's average daily net assets through June 30, 2020. Expenses waived/reimbursed by the Manager may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST J.P. Morgan Strategic Opportunities Portfolio: The Manager has contractually agreed to waive 0.011% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST Loomis Sayles Large-Cap Growth Portfolio: The Manager has contractually agreed to waive 0.060% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST New Discovery Asset Allocation Portfolio2: The Manager has contractually agreed to waive 0.013% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST MFS Growth Portfolio: The Manager has contractually agreed to waive 0.014% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST Neuberger Berman/LSV Mid-Cap Value Portfolio: The Manager has contractually agreed to waive 0.002% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST QMA Large-Cap Portfolio: The Manager has contractually agreed to waive 0.015% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST Small-Cap Growth Portfolio: The Manager has contractually agreed to waive 0.004% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST T. Rowe Price Asset Allocation Portfolio: The Manager has contractually agreed to waive 0.009% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST T. Rowe Price Growth Opportunities Portfolio: The Manager has contractually agreed to waive 0.009% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST T. Rowe Price Large-Cap Growth Portfolio: The Manager has contractually agreed to waive 0.036% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST T. Rowe Price Large-Cap Value Portfolio: The Manager has contractually agreed to waive 0.040% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST T. Rowe Price Natural Resources Portfolio: The Manager has contractually agreed to waive 0.012% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2019 without the prior approval of the Trust’s Board of Trustees.

AST WEDGE Capital Mid-Cap Value Portfolio: The Manager has contractually agreed to waive 0.010% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

AST Wellington Management Hedged Equity Portfolio: The Manager has contractually agreed to waive 0.055% of its investment management fee through June 30, 2020. This arrangement may not be terminated or modified prior to June 30, 2020 without the prior approval of the Trust’s Board of Trustees.

11	Effective April 29, 2019, the AST Global Real Estate Portfolio will be renamed the AST Cohen & Steers Global Real Estate Portfolio.
22	Effective April 29, 2019, the AST New Discovery Asset Allocation Portfolio will be renamed the AST MFS Growth Allocation Portfolio.